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CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-46170 and No. 33-62357) of TAB Products Co. Tax Deferred Savings Plan of our report dated November 16, 2001 relating to the financial statements and schedule that appear in this Form 11-K.

/s/ MOHLER, NIXON & WILLIAMS Mohler, Nixon & Williams Accountancy Corporation

Campbell, California
November 26, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS